Earnings Release

Mastercard Incorporated Reports First Quarter 2022 Financial Results

•First quarter net income of $2.6 billion, and diluted earnings per share (EPS) of $2.68
•First quarter adjusted net income of $2.7 billion, and adjusted diluted EPS of $2.76
•First quarter net revenue of $5.2 billion, an increase of 24%, or 28% on a currency-neutral basis
•First quarter adjusted net revenue of $5.1 billion, an increase of 24%, or 27% on a currency-neutral basis
•First quarter gross dollar volume up 17% and purchase volume up 21%, on a local currency basis
Purchase, NY - April 28, 2022 - Mastercard Incorporated (NYSE: MA) today announced financial results for the first quarter 2022.

"Russia’s invasion of Ukraine marked a somber start to 2022, as war returned to Europe for the first time in decades,” said Michael Miebach, Mastercard CEO. “Even in the context of this challenging geopolitical environment, we’re off to a strong start in 2022 with robust revenue and earnings growth as cross-border volumes grew 53% versus a year ago on a local currency basis. As of March, cross-border travel is above 2019 levels for the first time since the pandemic began, and ahead of our expectations. We continue to make good progress against our strategic priorities, deepening relationships with key issuers and co-brand partners across the globe. We’re seeing strong traction in consumer and small business payments, Mastercard Installments and our work across the digital asset space. This complements the continued growth of acceptance and the expansion of our services capabilities through our acquisition of Dynamic Yield."

Quarterly Results

First Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q1 2022	Q1 2021	Reported GAAP	Currency-neutral
Net revenue	$5.2	$4.2	24%	28%
Operating expenses	$2.2	$2.0	13%	15%
Operating income	$3.0	$2.2	34%	39%
Operating margin	57.1%	52.9%	4.2 ppt	4.8 ppt
Effective income tax rate	5.1%	16.5%	(11.4) ppt	(11.4) ppt
Net income	$2.6	$1.8	44%	49%
Diluted EPS	$2.68	$1.83	46%	52%

Key First Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q1 2022	Q1 2021	As adjusted	Currency-neutral
Adjusted net revenue	$5.1	$4.2	24%	27%
Adjusted operating expenses	$2.2	$2.0	11%	13%
Adjusted operating margin	57.5%	52.9%	4.6 ppt	5.2 ppt
Adjusted effective income tax rate	5.3%	16.9%	(11.6) ppt	(11.6) ppt
Adjusted net income	$2.7	$1.7	55%	61%
Adjusted diluted EPS	$2.76	$1.74	59%	65%
[1] The Key First Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 9 (“First Quarter Special Items”) and/or currency. See page 9 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q1 2022 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 17%	up 53%	up 22%
The following information is provided to aid in understanding Mastercard’s first quarter 2022 results, during which we suspended our business operations in Russia, versus the year ago period:
•Net revenue increased 24%. Excluding the impact of Special Items, adjusted net revenue increased 24%, or 27% on a currency-neutral basis, which includes a 2 percentage point benefit from acquisitions. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 17%, on a local currency basis, to $1.9 trillion.
•Cross-border volume growth of 53% on a local currency basis.
•Switched transactions growth of 22%.
•Other revenues increased 18%, or 20% on a currency-neutral basis, which includes 7 percentage points of growth due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•Rebates and incentives (contra-revenue) increased 26%, or 29% on a currency-neutral basis, which includes a 1 percentage point reduction from Special Items.
•Total operating expenses increased 13%. Excluding the impact of Special Items, adjusted operating expenses increased 11%, or 13% on a currency-neutral basis. This includes a 6 percentage point increase from acquisitions. The remaining increase was primarily due to increased spending on advertising and marketing, higher personnel costs to support the continued investment in our strategic initiatives and increased data processing costs.
•Other income (expense) was unfavorable $170 million, primarily due to net losses in the current period versus net gains in the prior period related to unrealized fair market value adjustments on marketable and nonmarketable equity securities. Adjusted other income (expense) was flat versus the year ago period.
•The effective tax rate for the first quarter of 2022 was 5.1%, versus 16.5% for the comparable period in 2021. The adjusted effective tax rate for the first quarter of 2022 was 5.3%, versus 16.9% for the comparable period in 2021. The current year adjusted effective tax rate includes an 11.7 percentage point discrete tax benefit due to final U.S. tax regulations published in the current period resulting in a valuation allowance release of $333 million associated with the U.S. foreign tax credit carryforward deferred tax asset.
•As of March 31, 2022, the company’s customers had issued 2.9 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the first quarter of 2022, Mastercard repurchased 6.8 million shares at a cost of $2.4 billion and paid $479 million in dividends. Quarter-to-date through April 25 the company repurchased 1.7 million shares at a cost of $599 million, which leaves $8.9 billion remaining under the approved share repurchase programs.

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First Quarter 2022 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its first quarter 2022 results. The dial-in information for this call is 833-714-0894 (within the U.S.) and 778-560-2664 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 2068756.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of the global COVID-19 pandemic and measures taken in response
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions

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•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•events and resulting actions related to the Russian invasion of Ukraine
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. Our decency quotient, or DQ, drives our culture and everything we do inside and outside of our company. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended March 31,
	2022	2021
	(in millions, except per share data)
Net Revenue	$5,167	$4,155
Operating Expenses:
General and administrative	1,844	1,676
Advertising and marketing	181	119
Depreciation and amortization	192	163
Total operating expenses	2,217	1,958
Operating income	2,950	2,197
Other Income (Expense):
Investment income	5	1
Gains (losses) on equity investments, net	(76)	94
Interest expense	(110)	(107)
Other income (expense), net	4	5
Total other income (expense)	(177)	(7)
Income before income taxes	2,773	2,190
Income tax expense	142	362
Net Income	$2,631	$1,828
Basic Earnings per Share	$2.69	$1.84
Basic weighted-average shares outstanding	977	994
Diluted Earnings per Share	$2.68	$1.83
Diluted weighted-average shares outstanding	981	998

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Consolidated Balance Sheet (Unaudited)
	March 31, 2022	December 31, 2021
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$6,879	$7,421
Restricted cash for litigation settlement	585	586
Investments	449	473
Accounts receivable	2,889	3,006
Settlement assets	1,101	1,319
Restricted security deposits held for customers	1,730	1,873
Prepaid expenses and other current assets	2,320	2,271
Total current assets	$15,953	$16,949
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $1,679 and $1,614, respectively	1,957	1,907
Deferred income taxes	795	486
Goodwill	7,625	7,662
Other intangible assets, net of accumulated amortization of $1,819 and $1,755, respectively	3,675	3,671
Other assets	7,158	6,994
Total Assets	$37,163	$37,669

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$666	$738
Settlement obligations	547	913
Restricted security deposits held for customers	1,730	1,873
Accrued litigation	797	840
Accrued expenses	5,954	6,642
Current portion of long-term debt	778	792
Other current liabilities	1,456	1,364
Total current liabilities	11,928	13,162
Long-term debt	13,868	13,109
Deferred income taxes	386	395
Other liabilities	3,851	3,591
Total Liabilities	30,033	30,257

Commitments and Contingencies

Redeemable Non-controlling Interests	28	29

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,398 and 1,397 shares issued and 967 and 972 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 8 shares issued and outstanding	—	—
Additional paid-in-capital	5,026	5,061
Class A treasury stock, at cost, 432 and 425 shares, respectively	(44,994)	(42,588)
Retained earnings	47,800	45,648
Accumulated other comprehensive income (loss)	(798)	(809)
Mastercard Incorporated Stockholders' Equity	7,034	7,312
Non-controlling interests	68	71
Total Equity	7,102	7,383
Total Liabilities, Redeemable Non-controlling Interests and Equity	$37,163	$37,669

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Consolidated Statement of Cash Flows (Unaudited)
	Three Months Ended March 31,
	2022	2021
	(in millions)
Operating Activities
Net income	$2,631	$1,828
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	430	338
Depreciation and amortization	192	163
(Gains) losses on equity investments, net	76	(94)
Share-based compensation	74	65
Deferred income taxes	(320)	33
Other	5	11
Changes in operating assets and liabilities:
Accounts receivable	134	(70)
Settlement assets	218	28
Prepaid expenses	(441)	(562)
Accrued litigation and legal settlements	(43)	(2)
Restricted security deposits held for customers	(144)	63
Accounts payable	(56)	(15)
Settlement obligations	(366)	(178)
Accrued expenses	(746)	(163)
Net change in other assets and liabilities	138	18
Net cash provided by operating activities	1,782	1,463
Investing Activities
Purchases of investment securities available-for-sale	(58)	(155)
Purchases of investments held-to-maturity	(37)	(38)
Proceeds from sales of investment securities available-for-sale	8	23
Proceeds from maturities of investment securities available-for-sale	70	72
Proceeds from maturities of investments held-to-maturity	43	79
Purchases of property and equipment	(146)	(65)
Capitalized software	(148)	(79)
Purchases of equity investments	(24)	(42)
Acquisition of businesses, net of cash acquired	—	(3,364)
Other investing activities	5	9
Net cash provided by (used in) investing activities [1]	(287)	(3,560)
Financing Activities
Purchases of treasury stock	(2,408)	(1,356)
Dividends paid	(479)	(439)
Proceeds from debt, net	843	1,282
Tax withholdings related to share-based payments	(132)	(121)
Cash proceeds from exercise of stock options	28	23
Other financing activities	(6)	5
Net cash used in financing activities	(2,154)	(606)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(28)	(101)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(687)	(2,804)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	9,902	12,419
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$9,215	$9,615
1 The Company corrected prior period classifications of certain line items within investing activities on the consolidated statement of cash flows with no impact on total net cash used in investing activities.

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted net revenue, adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excludes these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results as well as removing the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended March 31, 2022
	Net revenue	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,167	$2,217	57.1%	$(177)	5.1%	$2,631	$2.68
(Gains) losses on equity investments [1]	**	**	**	76	0.2%	67	0.07
Russia-related impacts [2]	(30)	(34)	0.4%	**	—%	3	—
Adjusted - Non-GAAP	$5,136	$2,182	57.5%	$(101)	5.3%	$2,702	$2.76

	Three Months Ended March 31, 2021
	Net revenue	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$4,155	$1,958	52.9%	$(7)	16.5%	$1,828	$1.83
(Gains) losses on equity investments [1]	**	**	**	(94)	0.4%	(87)	(0.09)
Adjusted - Non-GAAP	$4,155	$1,958	52.9%	$(101)	16.9%	$1,741	$1.74

	Three Months Ended March 31, 2022 as compared to the Three Months Ended March 31, 2021
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	24%	13%	4.2	ppt	(11.4)	ppt	44%	46%
(Gains) losses on equity investments [1]	**	**	**		(0.2)	ppt	11%	12%
Russia-related impacts [2]	(1)%	(2)%	0.4	ppt	—	ppt	—%	—%
Adjusted - Non-GAAP	24%	11%	4.6	ppt	(11.6)	ppt	55%	59%
Currency impact [3]	3%	2%	0.7	ppt	0.1	ppt	6%	6%
Adjusted - Non-GAAP - currency-neutral	27%	13%	5.2	ppt	(11.6)	ppt	61%	65%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1. Q1’22 and Q1’21, pre-tax net losses of $76 million and net gains of $94 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
First Quarter Special Items
2. Q1’22 pre-tax net charges of $4 million were directly related to imposed sanctions and the suspension of our business operations in Russia. The net charge is comprised of general and administrative expenses of $34 million primarily related to reserves on uncollectible balances with certain sanctioned customers, offset by a net benefit of $30 million in rebates and incentives (contra-revenue) primarily related to a reduction in liabilities as a result of lower estimates of customer performance for certain customer business agreements due to the suspension of our business operations in Russia.
Other Notes
3. Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended March 31, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)[1]
All Mastercard Credit, Charge and Debit Programs
APMEA	$550	6.7%	10.5%	$387	12.6%	8,110	14.5%	$163	5.8%	1,596	902
Canada	53	19.5%	19.5%	51	20.6%	748	15.3%	1	(9.5)%	5	67
Europe	559	11.3%	24.7%	419	33.1%	12,051	6.2%	140	4.9%	899	639
Latin America	137	32.6%	33.8%	97	40.3%	4,197	33.0%	41	20.5%	323	328
Worldwide less United States	1,299	11.5%	18.9%	954	23.9%	25,105	12.9%	345	6.9%	2,823	1,936
United States	620	14.0%	14.0%	562	17.6%	8,651	9.9%	58	(12.3)%	279	580
Worldwide	1,919	12.3%	17.3%	1,517	21.5%	33,756	12.1%	402	3.7%	3,103	2,517
Mastercard Credit and Charge Programs
Worldwide less United States	603	13.6%	19.8%	570	20.7%	11,659	15.3%	33	6.0%	144	746
United States	299	31.5%	31.5%	291	31.5%	3,070	26.4%	8	29.8%	8	276
Worldwide	902	19.0%	23.4%	861	24.2%	14,729	17.4%	41	9.9%	152	1,023
Mastercard Debit Programs
Worldwide less United States	696	9.7%	18.1%	384	29.0%	13,446	11.0%	312	7.0%	2,679	1,190
United States	321	1.4%	1.4%	272	5.6%	5,581	2.5%	50	(16.6)%	272	304
Worldwide	1,017	6.9%	12.3%	656	18.2%	19,027	8.4%	361	3.0%	2,951	1,494
1 As a result of the suspension of our business operations during the first quarter of 2022, cards issued by Russian banks are no longer active on our network and therefore excluded from our card counts.

	For the 3 Months ended March 31, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$515	9.7%	5.0%	$355	7.9%	7,082	12.4%	$160	(0.8)%	1,591	881
Canada	44	8.6%	2.5%	42	3.2%	648	(0.8)%	2	(13.7)%	4	62
Europe	502	7.4%	4.7%	350	7.4%	11,343	10.9%	152	(0.9)%	909	672
Latin America	104	(2.9)%	5.9%	69	12.0%	3,156	8.3%	34	(4.4)%	271	242
Worldwide less United States	1,165	7.4%	4.9%	816	7.8%	22,229	10.6%	349	(1.3)%	2,775	1,857
United States	544	13.6%	13.6%	478	13.9%	7,873	7.0%	66	11.5%	314	516
Worldwide	1,709	9.3%	7.5%	1,295	10.0%	30,103	9.6%	414	0.5%	3,089	2,373
Mastercard Credit and Charge Programs
Worldwide less United States	531	0.6%	(2.5)%	497	(1.5)%	10,113	4.3%	34	(14.5)%	143	717
United States	227	(0.1)%	(0.1)%	221	1.9%	2,429	(1.5)%	6	(41.0)%	6	249
Worldwide	758	0.4%	(1.8)%	718	(0.5)%	12,542	3.1%	40	(19.9)%	149	966
Mastercard Debit Programs
Worldwide less United States	634	13.9%	12.0%	320	26.3%	12,116	16.5%	314	0.4%	2,632	1,140
United States	317	26.0%	26.0%	257	26.9%	5,444	11.3%	60	22.6%	308	267
Worldwide	951	17.7%	16.3%	577	26.5%	17,560	14.8%	374	3.4%	2,940	1,407

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers. In the first quarter of 2022, data related to sanctioned Russian banks was not reported to us and hence such amounts are not included.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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